Exhibit 99.4

PHG COLLEGE PARK, LLC

FINANCIAL STATEMENTS

Six Months Ended June 30, 2015 and 2014

PHG COLLEGE PARK, LLC

BALANCE SHEETS

June 30, 2015 and 2014

	June 30, 2015	June 30, 2014
ASSETS

CURRENT ASSETS
Cash	$308,928	$582,263
Accounts receivable, net of an allowance of doubtful accounts of $111,457 and $1,500	280,231	221,605
Inventory, net	14,710	16,821
Prepaid expenses	38,634	26,619

Total current assets	642,503	847,308

PROPERTY AND EQUIPMENT, NET	6,814,442	6,950,921

OTHER ASSETS
Intangible assets, net	30,339	56,594
Deposits	20,000	20,375

Total other assets	50,339	76,969

Total assets	$7,507,284	$7,875,198

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Current maturities of long-term note payable	$130,580	$94,157
Accounts payable	35,155	45,793
Accrued expenses	307,742	219,364

Total current liabilities	473,477	359,314

LONG-TERM LIABILITIES
Note payable, net of current maturities	3,775,374	3,905,843

MEMBERS’ EQUITY	3,258,433	3,610,041

Total liabilities and members’ equity	$7,507,284	$7,875,198

See notes to financial statements.

PHG COLLEGE PARK, LLC

STATEMENTS OF OPERATIONS AND MEMBERS’ EQUITY

Six Months Ended June 30, 2015 and 2014

	June 30, 2015	June 30, 2014

NET REVENUES
Room revenue	$1,769,515	$1,512,649
Food and beverage revenue	171,600	247,859
Other revenue	21,929	25,716

	1,963,044	1,786,224

COST OF SALES	65,062	98,319

GROSS PROFIT	1,897,982	1,687,905

OPERATING EXPENSES
Hotel operating expenses	1,377,086	1,173,547
General and administrative expenses	352,774	339,991

	1,729,860	1,513,538

INCOME FROM OPERATIONS	168,122	174,367

OTHER EXPENSE
Interest expense	(88,535)	(90,000)

NET INCOME	79,587	84,367

MEMBERS’ EQUITY

Beginning members’ equity	3,378,846	3,675,686

Distributions	(200,000)	(150,012)

Ending members’ equity	$3,258,433	$3,610,041

See notes to financial statements.

PHG COLLEGE PARK, LLC

STATEMENTS OF CASH FLOWS

Six Months Ended June 30, 2015 and 2014

	June 30, 2015	June 30, 2014
OPERATING ACTIVITIES
Net income	$79,587	$84,367
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	181,989	203,340
Amortization	13,127	13,127

	274,703	300,834

Changes in operating assets and liabilities:	81,458	(114,493)
Accounts receivable, net
Inventory	1,499	(8,088)
Deposits	—	5,000
Prepaid expenses	(13,919)	(9,945)
Accounts payable	(58,044)	8,646
Accrued expenses	174,765	67,893

Net cash provided by operating activities	460,462	249,847

INVESTING ACTIVITIES
Capital additions	(29,910)	(79,010)

Net cash used by investing activities	(29,910)	(79,010)

FINANCING ACTIVITIES
Repayments on note payable	(63,128)	—
Distributions to members	(200,000)	(150,012)

Net cash used by financing activities	(263,128)	(150,012)

NET INCREASE IN CASH	167,424	20,825

CASH
Beginning of year	141,504	561,438

End of year	$308,928	$582,263

See notes to financial statements.

PHG COLLEGE PARK, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations - PHG College Park, LLC (the “Company”) is a Georgia limited liability company formed on August 15, 2013, and organized for the purpose of purchasing and managing a hotel in College Park, Georgia. On September 12, 2013, the Company entered into a management agreement with Peachtree Hospitality Management, LLC (the “Manager”) to act as manager and exclusive agent to manage the hotel. On September 13, 2013, the Company entered into an operating agreement with InterContinental Hotels Group PLC to operate the hotel as “Hotel Indigo Atlanta Airport.”

Financial Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue and Cost Recognition - Revenue is generally recognized as services are performed. Revenues are primarily derived from room rentals and food and beverage sales.

Accounts Receivable - Accounts receivable consist primarily of room charges due from third party reservation agencies and individual guests. An allowance for doubtful accounts is established for possible losses on the collection of amounts based upon periodic review of credit risks. Customers not making payments in accordance with terms offered or historical practices are deemed to be past due. Accounts are written off against the allowance when management determines that probability of collection is remote.

The balance of the allowance was $111,457 and $1,500 at June 30, 2015 and 2014.

Inventories - Inventories are valued at the lower of cost (first-in, first-out method) or market with estimates of quantities and prices used in some cases.

Property and Equipment - Property and equipment are stated at cost and depreciated over their estimated useful lives using the straight-line method. Routine repairs and maintenance are charged to expense when incurred. When property and equipment are retired or sold, the related cost and accumulated depreciation are removed from the respective accounts, and the resulting gains and losses are included in income.

The Company reviews for impairment of long-lived assets in accordance with accounting standards. These standards require companies to determine if changes in circumstances indicate that the carrying amount of its long-lived assets may not be recoverable. If a change in circumstances warrants such an evaluation, undiscounted future cash flows from the use and ultimate disposition of the asset, as well as respective market values, are estimated to determine if an impairment exists. Management believes that there has been no impairment of the carrying value of its long-lived assets at June 30, 2015 and 2014.

Income Taxes - The Company is organized as a limited liability company and is treated as a partnership for tax purposes. In lieu of corporate income taxes, the member of a limited liability company is taxed on his/her proportionate share of the Company’s taxable income. Therefore, no provision of liability for federal or state income taxes has been included in these financial statements.

PHG COLLEGE PARK, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Accounting for Uncertainty in Income Taxes - The Company has adopted accounting rules that prescribe when to recognize, and how to measure, the financial statement effects of income tax positions taken, or expected to be taken, on its income tax returns. These rules require management to evaluate the likelihood that, upon examination by relevant taxing jurisdictions, those income tax positions would be sustained. Based on that evaluation, the Company only recognizes the maximum benefit of each income tax position that is more than 50% likely of being sustained. To the extent that all, or a portion of, the benefits of an income tax position are not recognized, a liability would be recognized for the unrecognized benefits, along with any interest and penalties that would result from disallowance of the position. Should any such penalties and interest be incurred, they would be recognized as operating expenses.

Based on the results of management’s evaluation, no liability has been recognized in the accompanying balance sheet for unrecognized income tax positions. Further, no interest or penalties have been accrued or charged to expense as of June 30, 2015, or for the six months then ended. The federal and state income tax returns of the Company for 2012, 2013, and 2014 are subject to examination by taxing authorities, generally for three years after the due date.

Advertising - Advertising costs are expensed as incurred. Advertising expense was $63,444 and

$33,072 for the six months ended June 30, 2015 and 2014.

Subsequent Events - In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through December 16, 2015, the date the financial statements were available to be issued.

NOTE 2 - PROPERTY AND EQUIPMENT

	June 30, 2015	June 30, 2014

Buildings	$5,774,697	$5,628,046
Construction in process	28,709	15,615
Furniture and fixtures	930,872	893,875
Land	378,290	378,290
Land improvements	239,584	239,584
Vehicles	55,249	55,249

Total cost	7,407,401	7,210,659
Less accumulated depreciation	592,959	259,738

	$6,814,442	$6,950,921

Depreciation expense for the six months ended June 30, 2015 and 2014 was $181,989 and $203,340.

PHG COLLEGE PARK, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 3 - INTANGIBLE ASSETS

Intangible assets consist of loan fees associated with the Company’s note payable. These fees total $76,577 and are presented net of accumulated amortization of $46,238 and $19,983 for the six months ended June 30, 2015 and 2014. The loan fees are being amortized over a period of three years. Total amortization expense for the six months ended June 30, 2015 and 2014 was $13,127.

NOTE 4 - NOTE PAYABLE

	June 30, 2015	June 30, 2014

Note payable to a bank, secured by a building, and requiring monthly payments of principal and interest in the amount of $25,306. The note bears interest at 4.5% and matures on August 1, 2016. The note is guaranteed by certain members. Effective March 31, 2015, the Company is required to achieve a debt service coverage ratio of 1.40 to 1, with the ratio increasing to 1.50 to 1 effective March 31, 2016.	$3,905,954	$4,000,000

Current maturities of long-term note payable	130,580	94,157

	$3,775,374	$3,905,843

Maturities of long-term liabilities over the subsequent two years are as follows:

2016		$130,580
2017		3,775,374

		$3,905,954

Interest expense on notes payable was $88,535 and $90,000 for the six months ended June 30, 2015 and 2014.

NOTE 5 - RELATED PARTY TRANSACTIONS

During 2013, the Company entered into a management agreement with the Manager, an affiliated entity. In accordance with the agreement, the Manager is to receive a monthly management fee of 4% of the preceding month’s gross revenues as defined in the agreement. In addition, the Manager is to receive a monthly accounting fee of $1,500. For the six months ended June 30, 2015 and 2014, the Manager earned management fees of $78,521 and $71,450 and accounting fees of $9,000.

At June 30, 2015 and 2014, the Company owed the Manager $12,025 and $10,925 in total fees.

PHG COLLEGE PARK, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 6 - SUPPLEMENTAL CASH FLOW INFORMATION

	June 30, 2015	June 30, 2014

Cash paid during the six months ended June 30 for:

Interest	$88,535	$90,353

NOTE 7 - SUBSEQUENT EVENTS

Subsequent to June 30, 2015, the Company entered into an agreement to sell the hotel to Condor Hospitality Trust, Inc. Upon completion of the sale, Peachtree Hospitality Management, LLC is to remain as the Manager of the hotel.